Exhibit 21
Trinity Industries, Inc. Active Subsidiaries as of December 31, 2013

Name of Subsidiary	Domicile	Ownership Percentage
CJB Prime Property, LLC	Delaware	100.0%
CJB Canada Mfg. Corp.	Canada	100.0%
Heritage Aviation Services LLC	Nevada	100.0%
International Industrial Indemnity Company	Vermont	100.0%
Reunion General Agency, Inc.	Texas	100.0%
Trinity Argentina S.R.L.	Argentina	100.0%
Trinity Construction Materials, Inc.	Delaware	100.0%
AMI Materials, Inc.	Delaware	100.0%
Armor Aggregates, Inc.	Delaware	100.0%
Transit Mix Transportation Services, LLC	Delaware	100.0%
Trinity Materials, Inc.	Delaware	100.0%
POB Exploration, LLC	Delaware	100.0%
Trinity LW, LLC	Delaware	100.0%
LWFP, LLC	Delaware	100.0%
TRNLWB, LLC	Delaware	100.0%
TRNLWS, LLC	Delaware	100.0%
Trinity Containers, LLC	Delaware	100.0%
Trinity Corporate Services, LLC	Delaware	100.0%
Vigilant Systems, Inc.	Texas	100.0%
Trinity Cryogenics, LLC	Delaware	100.0%
Wesmor Cryogenics, LLC	Delaware	100.0%
Trinity Financial Services, Inc.	Delaware	100.0%
Trinity Heads, Inc.	Delaware	100.0%
Trinity Highway Products, LLC	Delaware	100.0%
QEAS, Inc.	Delaware	100.0%
Quixote Transportation Safety, Inc.	Delaware	100.0%
E-Tech Testing Services, Inc.	Delaware	100.0%
Energy Absorption Systems, Inc.	Delaware	100.0%
EAS Road Products, Inc.	Delaware	100.0%
EAS Road Products (Singapore Branch), Inc.	Delaware	100.0%
Energy Absorption Systems (AL) LLC	Delaware	100.0%
Energy Absorption Systems (Europe), Inc.	Delaware	100.0%
Quixote International Enterprises, LLC	Delaware	100.0%
Trinity B, LLC	Delaware	100.0%
Trinity Highway Leasing, Inc.	Delaware	100.0%
Trinity Industries International, Inc.	Delaware	100.0%
Trinity Industries International Holdings AG	Switzerland	100.0%
Administradora Especializada, S. de R.L. de C.V	Mexico	50.0%
Servicios Corporativos Tatsa, S. de R.L. de C.V	Mexico	25.0%
Servicios Corporativos Tatsa, S. de R.L. de C.V	Mexico	50.0%
Asistencia Profesional Corporativa, S.de R.L. de C.V.	Mexico	50.0%
Trinity Industries de México, S. de R.L. de C.V.	Mexico	66.7%
Administradora Especializada, S. de R.L. de C.V	Mexico	50.0%
Asistencia Profesional Corporativa	Mexico	50.0%
OFE, S. de R.L. de C.V.	Mexico	66.7%
Servicios Corporativos Tatsa, S. de R.L. de C.V	Mexico	25.0%
OFE, S. de R.L. de C.V.	Mexico	33.3%
Trinity Industries de México	Mexico	33.3%
Trinity Servicos, S. de R.L. de C.V.	Mexico	50.0%
Trinity Servicos, S. de R.L. de C.V.	Mexico	50.0%
Trinity Industries do Brasil, Ltda.	Brazil	100.0%
Trinity Industries Leasing Company	Delaware	100.0%

Trinity Industries, Inc. Active Subsidiaries as of December 31, 2013

Name of Subsidiary	Domicile	Ownership Percentage
RIV 2013 Rail Holdings LLC	Delaware	31.4%	*
Trinity Rail Leasing 2012 LLC	Delaware	100.0%
TILX GP III, LLC	Delaware	100.0%
Trinity Rail Leasing III LP	Texas	1.0%
TILX LP III, LLC	Delaware	100.0%
Trinity Rail Leasing III LP	Texas	99.0%
TILX GP IV, LLC	Delaware	100.0%
Trinity Rail Leasing IV LP	Texas	1.0%
TILX LP IV, LLC	Delaware	100.0%
Trinity Rail Leasing IV LP	Texas	99.0%
TILX GP V, LLC	Delaware	100.0%
Trinity Rail Leasing V LP	Texas	1.0%
TILX LP V, LLC	Delaware	100.0%
Trinity Rail Leasing V LP	Texas	99.0%
Trinity Marks Company	Delaware	100.0%
Trinity Rail, Inc.	Delaware	100.0%
Trinity Rail Management, Inc.	Delaware	100.0%
Rail Pipeline Group, LLC	Delaware	100.0%
TILX GP I, LLC	Delaware	100.0%
Trinity Rail Leasing I LP	Texas	1.0%
TILX LP I, LLC	Delaware	100.0%
Trinity Rail Leasing I LP	Texas	99.0%
TrinityRail Canada Inc.	Canada	100.0%
Trinity Rail Leasing 2010 LLC	Delaware	100.0%
Trinity Rail Leasing VI LLC	Delaware	100.0%
Trinity Rail Leasing VII LLC	Delaware	100.0%
Trinity Rail Leasing Warehouse Trust	Delaware	100.0%
TRIP Rail Holdings LLC	Delaware	44.8%	*
TRIP Rail Leasing LLC	Delaware	100.0%
TRIP Rail Master Funding LLC	Delaware	100.0%
Trinity Industries Metals Laboratory, Inc.	Delaware	100.0%
Trinity Industries Railcar Corporation	Delaware	100.0%
Trinity Logistics Group, Inc.	Texas	100.0%
Bell Trucking, LLC	Delaware	100.0%
Trinity Central Maintenance, LLC	Delaware	100.0%
Trinity Marine Products, Inc.	Delaware	100.0%
Trinity Composites, LLC	Delaware	100.0%
Trinity Marine Leasing, Inc.	Delaware	100.0%
Trinity Mining and Construction Equipment, Inc.	Delaware	100.0%
Trinity Shoring Products, Inc.	Delaware	100.0%
Trinity Q, Inc.	Delaware	100.0%
Trinity Rail Group, LLC	Delaware	100.0%
Thrall International Holdings, LLC	Illinois	100.0%
Trinity Rail de Mexico, S. de R.L. de C.V.	Mexico	33.3%
Trinity Rail Sabinas, S. de R.L. de C.V.	Mexico	33.3%
Trinity North American Freight Car, Inc.	Delaware	100.0%
Trinity Parts & Components, LLC	Delaware	100.0%
McConway & Torley, LLC	Delaware	100.0%
Standard Forged Products, LLC	Delaware	100.0%
Trinity Railcar Repair, Inc.	Delaware	100.0%
MCM Railyard, LLC	Delaware	100.0%
Trinity Rail de Mexico, S. de R.L. de C.V.	Mexico	66.7%
Trinity Rail Sabinas, S. de R.L. de C.V.	Mexico	66.7%
Trinity Rail GmbH	Switzerland	100.0%

Trinity Industries, Inc. Active Subsidiaries as of December 31, 2013

Name of Subsidiary	Domicile	Ownership Percentage
Trinity Tank Car, Inc.	Delaware	100.0%
TrinityRail Asset Management Company, LLC	Delaware	100.0%
Trinity Structural Towers, Inc.	Delaware	100.0%
Trinity Traffic and Lighting Structures, LLC	Delaware	100.0%
Trinity Utility Structures, LLC	Delaware	100.0%
U.S. Galvanizing, LLC	Delaware	100.0%
Waldorf Properties, Inc.	Delaware	100.0%
Gambles, Inc.	Alabama	100.0%
McConway & Torley - Anniston, Inc.	Delaware	100.0%
Mosher Steel Company	Texas	100.0%
Platzer Shipyard, Inc.	Delaware	100.0%
Standard Forgings Corporation	Delaware	100.0%
Trinity Equipment Co., Inc.	Delaware	100.0%
* Trinity Industries Leasing Company (TILC) is also the managing member of TRIP Rail Holdings, LLC and RIV 2013 Rail Holdings, LLC.